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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  March 23, 1995



                             JONES INTERCABLE, INC.
             (Exact name of registrant as specified in its charter)



        Colorado                    1-9953                   84-0613514
        --------                    ------                   ----------
(State of Organization)      (Commission File No.)          (IRS Employer
                                                         Identification No.)


                                 P.O. Box 3309
                9697 E. Mineral Avenue, Englewood, CO 80155-3309
              ----------------------------------------------------
              (Address of principal executive office and Zip Code)


       Registrant's telephone number, including area code (303) 792-3111





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Item 5.  Other Events.

     Pursuant to its effective Registration Statement (No. 33-64604) allowing it to offer up to $500,000,000 aggregate principal amount of debentures, notes and/or other unsecured evidences of indebtedness consisting of senior debt securities, senior subordinated debt securities and subordinated debt securities, Jones Intercable, Inc. (the "Company") sold $200,000,000 of its 9 5/8% Senior Notes Due 2002 (the "Notes"). The Notes were sold on March 23, 1995. The Notes are payable semiannually on March 15 and September 15 of each year, commencing September 15, 1995. The Notes will mature on March 15, 2002. The Notes will not be redeemable prior to maturity.

     The Company anticipates that the net proceeds from the offering of the Notes will be used for the acquisition of a cable television system serving the areas in and around Augusta, Georgia (the "Augusta System"), owned by Cable TV Fund 12-B, Ltd., one of the Company's managed limited partnerships. The purchase price for the Augusta System is $141,718,000. The Augusta System is contiguous with the cable television system owned by the Company serving areas in and around North Augusta, South Carolina. The closing of the acquisition of the Augusta System, which is expected to close in late summer 1995, is subject to a number of conditions, including the approval of the holders of a majority of the limited partnership interests in the selling partnership. The Company believes that the approval of the limited partners will be received.

     The remaining net proceeds, together with cash on hand or funds available under the Company's revolving credit facility, will be used to acquire the cable television systems serving Manassas, Manassas Park, Haymarket and portions of unincorporated Prince William County, all in Virginia (the "Virginia Systems"), from a third party. The purchase price for the Virginia Systems is $71,100,000, subject to normal closing adjustments. The acquisition of the Virginia Systems is subject to a number of conditions, including the negotiation of a definitive agreement, the approval of the applicable governmental authorities to the transfer of the franchises for the Virginia Systems, the approval of the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the consent of various other third parties. The Company believes that the acquisition of the Virginia Systems, if completed, will add to its present presence in the Washington, D.C./Baltimore metropolitan area where the Company owns or manages, on behalf of certain of its limited partnerships, cable television systems.





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     If either acquisition is not completed, the unused net proceeds will be used for the acquisition of other cable television systems either from among those currently owned by the Company's managed partnerships or from unrelated third parties or for general corporate purposes. Pending any such use of the proceeds, the proceeds will be invested temporarily in interest-bearing short-term securities.


Item 7.  Financial Statements and Exhibits

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

          1.1  Underwriting Agreement Basic Provisions dated March 15,
               1995.

          1.2 Terms Agreement dated as of March 15, 1995, between the Company and Salomon Brothers Inc, Morgan Stanley & Co. Incorporated and PaineWebber Incorporated.

          4.1 Indenture dated March 23, 1995 with respect to the Senior Notes, between the Company and U.S. Trust Company of California, N.A. (the "Trustee").

          4.2 First Supplemental Indenture dated as of March 23, 1995 with respect to $200,000,000 aggregate principal amount of the Company's 9 5/8% Senior Notes due 2002, between the Company and the Trustee.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         JONES INTERCABLE, INC.



Dated: March 23, 1995                     By:  /s/ Elizabeth M. Steele
                                                 Elizabeth M. Steele
                                                 Vice President





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                                EXHIBIT INDEX



                                                                           Sequentially
     Exhibit                                                                 Numbered
       No.                    Description                                     Page
    --------                  -----------                                 ------------
       1.1     Underwriting Agreement Basic Provisions dated March 15,
               1995.

       1.2     Terms Agreement dated as of March 15, 1995, between the
               Company and Salomon Brothers Inc, Morgan Stanley & Co.
               Incorporated and PaineWebber Incorporated.

       4.1     Indenture dated March 23, 1995 with respect to the Senior
               Notes, between the Company and U.S. Trust Company of
               California, N.A. (the "Trustee").

       4.2 First Supplemental Indenture dated as of March 23, 1995 with respect to $200,000,000 aggregate principal amount of the Company's 9 5/8% Senior Notes due 2002, between the Company and the Trustee.